Exhibit 99.1

NEWS RELEASE www.vocaltec.com

MAGICJACK REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

•	Total net revenues of $21.7 million, access rights renewal revenues were $12.8 million
•	GAAP operating income of $4.0 million, non-GAAP adjusted EBITDA of $5.9 million
•	GAAP diluted EPS of $0.15, non-GAAP diluted EPS of $0.26
•	Cash and cash equivalents of $51.3 million and no debt as of September 30, 2017

West Palm Beach, Fla. and Netanya, Israel, November 9, 2017 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights:

–
Net revenues: Total net revenues for the third quarter of 2017 were $21.7 million. Net revenues from the sales of magicJack devices were $2.6 million and access rights renewal revenues were $12.8 million, and accounted for 59% of total net revenues. Prepaid minute revenues were $1.1 million and access and wholesale charges were $0.9 million during the quarter. Broadsmart Global, Inc. contributed $2.6 million in revenues to the third quarter of 2017. Other revenue items contributed the remaining $1.6 million of total net revenues during the third of 2017.

–
Operating income: GAAP operating income for the third quarter of 2017 was $4.0 million which included $1.3 million in net charges primarily related to non-recurring legal costs, a gain on mark-to-market and senior management transition expenses.

–	Non-GAAP Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2017 was $5.9 million.

–
Net Income: GAAP net income attributable to common shareholders for the third quarter of 2017 was $2.5 million or $0.15. Non GAAP diluted net income per share based on 16.1 million weighted-average diluted ordinary shares outstanding. GAAP net income included the following items:

•	$1.6 million tax-related items, which included a $0.5 million tax impact due to expiration of stock options;
•	$1.1 million in costs related to the strategic process;
•	$0.3 million in severance and executive management transition expenses; and
•	$0.9 million gain on mark-to-market.

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the third quarter of 2017 was $4.2 million or $0.26. Non-GAAP net income per share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–
Cash: As of September 30, 2017, magicJack VocalTec had cash and cash equivalents of $51.3 million and no debt. During the third quarter of 2017, the company generated $4.5 million net cash in operating activities, which reflects the impact of $2.0 million received from escrow related to the acquisition of Broadsmart Global, Inc., $1.0 million received as a result of a dispute settlement. It also includes payments for approximately $0.7 million payout for an executive sign-on bonus and compensation accrued in prior quarters, $0.3 million in severances and senior management transition costs, a $0.3 million payment related to a legal settlement accrued in a prior quarter, as well as payments of expenses associated with the strategic process.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

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Additional Third Quarter 2017 and Recent Highlights:

–	As of September 30, 2017, magicJack had an estimated 2.00 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated approximately 85,000 subscribers during the third quarter of 2017. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended September 30, 2017, magicJack’s average monthly churn was 2.0%.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

NEWS RELEASE www.vocaltec.com

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

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magicJack defines non-GAAP adjusted EBITDA as GAAP operating income (loss) excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, gain on mark-to-market, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items.

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magicJack defines non-GAAP net income as GAAP net income (loss) attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components, other items and tax related items.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Sep-16
Net revenues	$21,657	$24,572	$67,235	$73,572
Cost of revenues	7,830	9,509	25,447	27,556
Gross profit	13,827	15,063	41,788	46,016
Operating expenses:
Marketing	1,933	2,680	6,460	5,659
General and administrative	7,330	7,143	29,699	24,330
Research and development	1,477	1,314	4,438	3,661
Impairment of intangible assets and goodwill	-	498	31,527	498
Gain on mark-to-market	(894)	(2,000)	(894)	(2,000)
Total operating expenses	9,846	9,635	71,230	32,148
Operating income (loss)	3,981	5,428	(29,442)	13,868
Other income (expense):
Interest and dividend income	42	5	65	21
Other income (expense)	2	(6)	(28)	(11)
Total other income (expense)	44	(1)	37	10
Income (loss) before income taxes	4,025	5,427	(29,405)	13,878
Income tax expense (benefit)	1,574	2,205	(7,194)	7,407
Net income (loss)	2,451	3,222	(22,211)	6,471
Net loss attributable to noncontrolling interest	-	177	-	481
Net income (loss) attributable to common shareholders	$2,451	$3,399	$(22,211)	$6,952

Earnings (loss) per ordinary share:
Basic	$0.15	$0.21	$(1.38)	$0.44
Diluted	$0.15	$0.21	$(1.38)	$0.44
Weighted average ordinary shares outstanding:
Basic	16,114	15,857	16,076	15,786
Diluted	16,114	15,865	16,076	15,935

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	30-Sep-17	31-Dec-16
ASSETS
Current Assets
Cash and cash equivalents	$51,254	$52,394
Investments, at fair value	369	447
Accounts receivable, net	2,521	3,171
Inventories, net	2,047	4,441
Deferred costs	1,933	2,319
Prepaid income taxes	2,374	527
Receivable from earnout escrow	-	2,000
Deposits and other current assets	1,267	1,970
Total current assets	61,765	67,269

Property and equipment, net	3,074	3,805
Intangible assets, net	10,877	28,854
Goodwill	32,304	47,185
Deferred tax assets	34,478	26,568
Deposits and other non-current assets	866	836
Total Assets	$143,364	$174,517

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$3,201	$2,790
Income tax payable	-	1,527
Accrued expenses and other current liabilities	6,049	8,426
Deferred revenue, current portion	42,972	48,507
Total current liabilities	52,222	61,250

Deferred revenue, net of current portion	40,071	44,201
Other non-current liabilities	12,529	10,866
Total Capital Equity	38,542	58,200
Total Liabilities and Capital Equity	$143,364	$174,517

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Nine Months	Nine Months
	Ended	Ended
	30-Sep-17	30-Sep-16
Cash flows from operating activities:
Net (loss) income	$(22,211)	$6,471
Provision for doubtful accounts and billing adjustments	8	210
Share-based compensation	2,053	3,169
Depreciation and amortization	3,397	3,510
Impairment of intangible assets	31,527	498
Increase of uncertain tax position	1,789	1,548
Deferred income tax (benefit) provision	(7,910)	626
Gain on mark-to-market	-	(2,000)
Loss on sale of assets	115	-
Changes in operating assets and liabilities, net of business acquisitions	(8,433)	(748)
Net cash provided by operating activities	335	13,284
Cash flows from investing activities:
Purchases of investments	-	(80)
Proceeds from sales of investments	245	-
Purchases of property and equipment	(510)	(256)
Proceeds from sale of property and equipment	15	-
Acquisition of Broadsmart, net of cash acquired	-	(40,019)
Acquisition of intangible assets	(1,090)	-
Net cash used in investing activities	(1,340)	(40,355)
Cash flows from financing activities:
Repurchase of ordinary shares to settle withholding liability	(135)	-
Proceeds from exercise of ordinary share options	-	8
Net cash (used in) provided by financing activities	(135)	8

Net (decrease) increase in cash and cash equivalents	(1,140)	(27,063)
Cash and cash equivalents, beginning of period	52,394	78,589
Cash and cash equivalents, end of period	$51,254	$51,526

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Sep-16
GAAP Operating income (loss)	$3,981	$5,428	$(29,442)	$13,868
Depreciation and amortization	978	1,328	3,397	3,510
Share-based compensation	750	919	2,053	3,169
Impairment of intangible assets	-	498	31,527	498
Asset impairment	-	-	490	-
Gain on mark-to-market	(894)	(2,000)	(894)	(2,000)
Transaction related expenses	-	-	-	799
Proxy contest related expenses	-	496	1,042	496
Severance and senior management transition expenses	40	24	2,968	635
Write-down of inventory components	-	112	386	112
Other Items	1,059	221	2,954	495
Non-GAAPAdjusted EBITDA	$5,914	$7,026	$14,481	$21,582

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Sep-16
GAAP Net income (loss) attributable to common shareholders	$2,451	$3,399	$(22,211)	$6,952
Share-based compensation	750	919	2,053	3,169
Impairment of intangible assets	-	498	31,527	498
Asset impairment	-	-	490	-
Gain on mark-to-market	(894)	(2,000)	(894)	(2,000)
Transaction related expenses	-	-	-	799
Proxy contest related expenses	-	496	1,042	496
Severance and senior management transition expenses	40	24	2,968	635
Write-down of inventory components	-	112	386	112
Other Items	1,059	221	2,954	495
Tax related items	811	940	(7,278)	3,162
Non-GAAP Net income	$4,217	$4,609	$11,037	$14,318

GAAP earnings (loss) per ordinary share – Diluted	$0.15	$0.21	$(1.38)	$0.44
Share-based compensation	0.05	0.06	0.13	0.20
Impairment of intangible assets	-	0.03	1.96	0.03
Asset impairment	-	-	0.03	-
Gain on mark-to-market	(0.06)	(0.13)	(0.06)	(0.13)
Transaction related expenses	-	-	-	0.05
Proxy contest related expenses	-	0.03	0.06	0.03
Severance and senior management transition expenses	0.00	0.00	0.18	0.04
Write-down of inventory components	-	0.01	0.02	0.01
Other Items	0.07	0.01	0.18	0.03
Tax related items	0.05	0.06	(0.45)	0.20
Non-GAAP Net income per share – Diluted	$0.26	$0.29	$0.69	$0.90

Weighted average ordinary shares outstanding - Diluted:	16,114	15,865	16,076	15,935